Exhibit 99.1
MEDIA & INVESTOR CONTACTS:
Lynn A. Tyson
(512) 723-1130
lynn_tyson@dell.com
DELL WILL DELAY FILING OF FORM 10-Q
     Round Rock, Texas, September 11, 2006— Dell Inc. announced today that it is delaying the filing of the Form 10-Q for its fiscal second quarter ended August 4, 2006.
     The company said it is unable to file because of questions raised in connection with the previously announced informal investigation by the U.S. Securities and Exchange Commission (SEC) into certain accounting and financial reporting matters and the subsequently initiated independent investigation by the Audit Committee of its board of directors. The company said it plans to file the report as soon as possible.
     The investigations have indicated the possibility of misstatements in prior period financial reports, including issues relating to accruals, reserves and other balance sheet items that may affect the company’s previously reported financial results. The company is working with the Audit Committee and with the company’s independent auditors to determine if any restatements of prior period financial reports will be necessary. “We have not yet reached any conclusion on materiality as to these issues,” said Don Carty, chairman of the Audit Committee reviewing the matter. “We are continuing to investigate the matter fully,” Carty added.
     The SEC requests for information have been joined by a similar request from the United States Attorney for the Southern District of New York, who has subpoenaed documents related to the company’s financial reporting from 2002 to the present.

     “We are fully cooperating with the investigations and working to resolve any and all issues raised in connection with those investigations as quickly as possible, and we will take any appropriate remedial or corrective actions to address any problems,” Chairman Michael Dell said.
     In light of these developments, the company has suspended its ongoing share repurchase program until further notice. In addition, given the delay in its 10-Q filing, the company has postponed the meeting with analysts that was to be held on Wednesday, September 13 and will reschedule it to a later date. Dell will be holding its Technology Day on Tuesday, September 12, in New York showcasing its latest products and services.
     All inquiries should be directed to Lynn A. Tyson, Vice President, Investor Relations and Global Corporate Communications.
About Dell
     Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell sells more systems globally than any computer company, placing it No. 25 on the Fortune 500. Company revenue for the past four quarters was $57.4 billion. For more information, visit http://www.dell.com. To get Dell news direct, visit http://www.dell.com/RSS.
Special Note:
Statements in this press release that relate to future results and events are forward-looking statements based on Dell’s current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including: the outcome of investigations into Dell’s revenue recognition and other accounting and financial reporting matters; the impact of any restatement of financial statements or other actions that may be taken or required as a result of such investigations; Dell’s inability to meet Nasdaq requirements for continued listing as a result of its delayed quarterly report filing; litigation and governmental investigations or proceedings arising out of or related to Dell’s revenue recognition and other accounting and financial reporting matters, or any restatement of Dell’s financial statements; general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the ability to attract and retain qualified personnel; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; the effect of armed hostilities, terrorism, natural disasters and public health issues on the global economy generally, on the level of demand for Dell’s products and services and on Dell’s ability to manage its supply and delivery logistics in such an environment. More information about these and other factors affecting Dell’s business and prospects is contained in Dell’s periodic filings with the Securities and Exchange Commission.
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